ActiveUS 184854098v.3 AMENDED AND RESTATED BY-LAWS OF WEX INC. A Delaware Corporation Amended and Restated June 9, 2021 Exhibit 3.2

- i - ActiveUS 184854098v.3 TABLE OF CONTENTS ARTICLE I OFFICES ................................................................................................................................. 1 Section 1. Registered Office .................................................................................................................... 1 Section 2. Other Offices ........................................................................................................................... 1 ARTICLE II MEETINGS OF STOCKHOLDERS ..................................................................................... 1 Section 1. Place of Meetings .................................................................................................................... 1 Section 2. Annual Meetings ..................................................................................................................... 1 Section 3. Special Meetings ..................................................................................................................... 1 Section 4. Nature of Business at Meetings of Stockholders .................................................................... 1 Section 5. Nomination of Directors ......................................................................................................... 4 Section 6. Proxy Access ........................................................................................................................... 7 Section 7. Notice .................................................................................................................................... 14 Section 8. Adjournments ........................................................................................................................ 14 Section 9. Quorum ................................................................................................................................. 14 Section 10. Voting ................................................................................................................................. 14 Section 11. Proxies ................................................................................................................................. 15 Section 12. List of Stockholders Entitled to Vote .................................................................................. 16 Section 13. Record Date ........................................................................................................................ 16 Section 14. Stock Ledger ....................................................................................................................... 16 Section 15. Conduct of Meetings ........................................................................................................... 16 Section 16. Inspectors of Election .......................................................................................................... 17 ARTICLE III DIRECTORS ...................................................................................................................... 17 Section 1. Number and Election of Directors ........................................................................................ 17 Section 2. Newly Created Directorships and Vacancies ........................................................................ 18 Section 3. Duties and Powers ................................................................................................................. 18 Section 4. Meetings ................................................................................................................................ 18 Section 5. Organization .......................................................................................................................... 18 Section 6. Resignations and Removals of Directors .............................................................................. 19 Section 7. Quorum; Action of the Board ............................................................................................... 19 Section 8. Actions of the Board by Written Consent ............................................................................. 19 Section 9. Meetings by Means of Conference Telephone ...................................................................... 19 Section 10. Committees ......................................................................................................................... 20 Section 11. Chairman of the Board ........................................................................................................ 20 Section 12. Vice Chairman .................................................................................................................... 20 Section 13. Compensation ..................................................................................................................... 21

- ii - ActiveUS 184854098v.3 Section 14. Interested Directors ............................................................................................................. 21 ARTICLE IV OFFICERS .......................................................................................................................... 21 Section 1. General .................................................................................................................................. 21 Section 2. Election ................................................................................................................................. 22 Section 3. Voting Securities Owned by the Corporation ....................................................................... 22 Section 4. President ................................................................................................................................ 22 Section 5. Chief Financial Officer ......................................................................................................... 22 Section 6. Executive Vice Presidents and Vice Presidents .................................................................... 22 Section 7. Secretary ............................................................................................................................... 23 Section 8. Treasurer ............................................................................................................................... 23 Section 9. Assistant Secretaries ............................................................................................................. 23 Section 10. Assistant Treasurers ............................................................................................................ 24 Section 11. Other Officers ..................................................................................................................... 24 ARTICLE V STOCK ................................................................................................................................. 24 Section 1. Stock Certificates; Uncertificated Shares .............................................................................. 24 Section 2. Signatures .............................................................................................................................. 24 Section 3. Lost Certificates .................................................................................................................... 25 Section 4. Transfers ............................................................................................................................... 25 Section 5. Dividend Record Date ........................................................................................................... 25 Section 6. Record Owners ...................................................................................................................... 25 Section 7. Transfer and Registry Agents ............................................................................................... 25 Section 8. Regulations ........................................................................................................................... 26 ARTICLE VI NOTICES ............................................................................................................................ 26 Section 1. Notices .................................................................................................................................. 26 Section 2. Waivers of Notice ................................................................................................................. 26 ARTICLE VII GENERAL PROVISIONS ................................................................................................ 26 Section 1. Dividends .............................................................................................................................. 26 Section 2. Disbursements ....................................................................................................................... 27 Section 3. Fiscal Year ............................................................................................................................ 27 Section 4. Corporate Seal ....................................................................................................................... 27 ARTICLE VIII INDEMNIFICATION ...................................................................................................... 27 Section 1. Indemnification ..................................................................................................................... 27 ARTICLE IX AMENDMENTS ................................................................................................................ 28 Section 1. Amendments ......................................................................................................................... 28 Section 2. Entire Board of Directors ...................................................................................................... 28

- 1 - ActiveUS 184854098v.3 AMENDED AND RESTATED BY-LAWS OF WEX INC. (hereinafter called the “Corporation”) ARTICLE I OFFICES Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine. ARTICLE II MEETINGS OF STOCKHOLDERS Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the board of directors. Section 2. Annual Meetings. The annual meeting of stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the board of directors. Any other proper business may be transacted at the annual meeting of stockholders. Section 3. Special Meetings. Unless otherwise required by law, special meetings of stockholders, for any purpose or purposes, may be called by (i) the Non-Executive Chairman of the board of directors or the Chairman of the board of directors, if there be one, (ii) the President or (iii) the board of directors. The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied. Section 4. Nature of Business at Meetings of Stockholders. No business shall be conducted at a special meeting of stockholders except for such business as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. No business shall be conducted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation who satisfies the applicable requirements set forth in this Section 4, Article II, Section 5 or Article II, Section 6.

- 2 - ActiveUS 184854098v.3 For business, other than the election of directors, to be properly brought before an annual meeting by a stockholder of the Corporation pursuant to this Section 4, such stockholder must (i) be a stockholder of record on the date of the giving of the notice provided for in this Section 4 and on the record date for the determination of stockholders entitled to vote at such annual meeting, (ii) be entitled to vote at such annual meeting and (iii) comply with the notice procedures set forth in this Section 4. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the business must constitute a proper matter under Delaware law for stockholder action and such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary pursuant to this Section 4 must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than one hundred twenty (120) days prior to the annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to the annual meeting and (B) the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice. To be in proper written form, a stockholder’s notice to the Secretary pursuant to this Section 4 must set forth: (A) as to each matter the stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting, (2) the text of the proposal (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-laws, the exact text of the proposed amendment), and (3) the reasons for conducting such business at the annual meeting, and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class and series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder and such beneficial owner, (3) a description of any material interest of such stockholder or such beneficial owner and the respective affiliates and associates of, or others acting in concert with, such stockholder or such beneficial owner in such business, (4) a description of any agreement, arrangement or understanding between such stockholder and/or such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business or who may participate in the solicitation of proxies in favor of such proposal, (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit

- 3 - ActiveUS 184854098v.3 of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the Corporation, (6) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the business proposed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or in any law or statute replacing such section), and the rules and regulations promulgated thereunder, (7) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (8) a representation whether such stockholder and/or such beneficial owner intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal (and such representation shall be included in any such solicitation materials). Not later than 10 days after the record date for the meeting, the information required by Items (A)(3) and (B)(1)-(6) of the prior sentence shall be supplemented by the stockholder giving the notice to provide updated information as of the record date. In addition, notwithstanding anything in this Section 4 to the contrary, a stockholder intending to nominate one or more persons for election as a director at an annual or special meeting of stockholders must comply with either Article II, Section 5 or Article II, Section 6, as appropriate, for such nominations to be properly brought before such meeting. A stockholder shall not have complied with this Section 4 if the stockholder (or beneficial owner, if any, on whose behalf the proposal is made) solicits or does not solicit, as the case may be, proxies in support of such stockholder’s proposal in contravention of the representations with respect thereto required by this Section 4. The chairman of any annual meeting shall have the power and duty to determine whether business was properly brought before the annual meeting in accordance with the provisions of this Section 4 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s proposal in compliance with the representation with respect thereto required by this Section 4), and if the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. Except as otherwise required by law, nothing in this Section 4 shall obligate the Corporation or the board of directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the board of directors information with respect to any proposal submitted by a stockholder. Notwithstanding the foregoing provisions of this Section 4, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present business, such business shall not be considered, notwithstanding that proxies in respect of such business may have been received by the Corporation.

- 4 - ActiveUS 184854098v.3 For purposes of this Section 4, Article II, Section 5 and Article II, Section 6, to be considered a “qualified representative of the stockholder,” a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders. For purposes of this Section 4, Article II, Section 5 and Article II, Section 6, “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act (or in any law or statute replacing such sections). No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting as set forth in this Section 4; provided that any stockholder proposal which complies with Rule 14a-8 of the proxy rules promulgated under the Exchange Act (or any successor provision) and is to be included in the Corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the notice requirements of this Section 4. Section 5. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), with respect to the right of holders of preferred stock of the Corporation to elect directors under specified circumstances and except for directors elected in accordance with Article III, Section 2 by the board of directors to fill vacancies or newly created directorships. Nominations of persons for election to the board of directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the board of directors (or any duly authorized committee thereof), (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 5 and on the record date for the determination of stockholders entitled to vote at such meeting, (ii) who is entitled to vote at such meeting and (iii) who complies with the notice procedures set forth in this Section 5, or (c) by an Eligible Stockholder (as defined in Article II, Section 6) whose Stockholder Nominee (as defined in Article II, Section 6) is included in the Corporation’s proxy materials for the relevant annual meeting as provided for in Article II, Section 6. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary of a nomination, other than a proxy access nomination pursuant to Article II, Section 6, must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event

- 5 - ActiveUS 184854098v.3 that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than one hundred twenty (120) days prior to the annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to the annual meeting and (B) the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than one hundred twenty (120) days prior to the special meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to the special meeting and (y) the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of a meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice. To be in proper written form, a stockholder’s notice to the Secretary must set forth: (A) as to each proposed nominee (1) such person’s name, age, business address and residence address, (2) such person’s principal occupation or employment, (3) the class and series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such person, (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (x) the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such stockholder and such beneficial owner, on the one hand, and (y) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant, and (5) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act (or any successor provision); and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class and series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially and of record, by such stockholder and such beneficial owner, (3) a description of any agreement, arrangement or understanding between such stockholder and/or such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are being made or who may participate in the solicitation of proxies in favor of electing such nominee(s), (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the Corporation,

- 6 - ActiveUS 184854098v.3 (5) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or in any law or statute replacing such section) and the rules and regulations promulgated thereunder, (6) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and (7) a representation whether such stockholder and/or such beneficial owner intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by such stockholder or such beneficial owner to be sufficient to elect the nominee (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies or votes from stockholders in support of such nomination (and such representation shall be included in any such solicitation materials). Not later than 10 days after the record date for the meeting, the information required by Items (A)(1)-(5) and (B)(1)-(5) of the prior sentence shall be supplemented by the stockholder giving the notice to provide updated information as of the record date. In addition, to be effective, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director of the Corporation or whether such nominee would be independent under applicable Securities and Exchange Commission and stock exchange rules and the Corporation’s publicly disclosed corporate governance guidelines. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 5 or in Article II, Section 6. A stockholder shall not have complied with this Section 5 if the stockholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies in support of such stockholder’s nominee in contravention of the representations with respect thereto required by this Section 5. The chairman of any meeting shall have the power and duty to determine whether a nomination was made in accordance with the provisions of this Section 5 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee in compliance with the representations with respect thereto required by this Section 5), and if the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. Except as otherwise required by law or Article II, Section 6, nothing in this Section 5 shall obligate the Corporation or the board of directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the board of directors information with respect to any nominee for director submitted by a stockholder. Notwithstanding the foregoing provisions of this Section 5, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination, such

- 7 - ActiveUS 184854098v.3 nomination shall not be brought before the meeting, notwithstanding that proxies in respect of such nominee may have been received by the Corporation. For purposes of this Section 5, the terms “qualified representative of the stockholder” and “public disclosure” shall have the same meaning as in Article II, Section 4. Section 6. Proxy Access. (a) Subject to the provisions of this Section 6, the Corporation shall include in its proxy statement (including its form of proxy) for an annual meeting of stockholders the name of any stockholder nominee for election to the Board of Directors submitted pursuant to this Section 6 (each a “Stockholder Nominee”) provided (i) timely written notice of such Stockholder Nominee satisfying the requirements of this Section 6 (“Notice”) is delivered to the Corporation by or on behalf of a stockholder or stockholders that, at the time the Notice is delivered, satisfies the ownership and other requirements of this Section 6 (such stockholder or stockholders, and any person on whose behalf they are acting, the “Eligible Stockholder”), (ii) the Eligible Stockholder expressly elects in writing at the time of providing the Notice to have its nominee included in the Corporation’s proxy statement pursuant to this Section 6, and (iii) the Eligible Stockholder and the Stockholder Nominee otherwise satisfy the requirements of this Section 6 and the director qualifications requirements set forth in the Corporation’s Corporate Governance Guidelines and any other publicly disclosed document(s) setting forth qualifications for directors. (b) To be timely, an Eligible Stockholder’s notice must be received in writing by the Secretary of the Corporation at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed (other than as a result of adjournment) by more than sixty (60) days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, an Eligible Stockholder’s Notice must be so received not earlier than the 150th day prior to such annual meeting and not later than the close of business on the later of (i) the 120th day prior to such annual meeting and (ii) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event shall the public announcement of any adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of an Eligible Stockholder’s notice as described above. (c) In addition to including the name of the Stockholder Nominee in the Corporation’s proxy statement for the annual meeting, the Corporation also shall include (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement

- 8 - ActiveUS 184854098v.3 pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Eligible Stockholder so elects, a Statement (defined below). Nothing in this Section 6 shall limit the Corporation’s ability to solicit against and include in its proxy statement its own statements relating to any Stockholder Nominee. (d) The number of Stockholder Nominees (including Stockholder Nominees who were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy statement pursuant to this Section 6 but either are subsequently withdrawn or that the Board of Directors decides to nominate (the latter, a “Board Nominee”)) appearing in the Corporation’s proxy statement with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which notice of a nomination may be received pursuant to this Section 6 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (such greater number, the “Permitted Number”); provided, however, that (A) the Permitted Number shall be reduced by the number of director candidates for which the Corporation shall have received one or more valid notices that a stockholder intends to nominate director candidates at such annual meeting of stockholders pursuant to Article II, Section 5, but only to the extent the Permitted Number after such reduction equals or exceeds one and (B) in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 6 exceeds the Permitted Number, each Eligible Stockholder shall select one Stockholder Nominee for inclusion in the Corporation’s proxy statement until the Permitted Number is reached, going in order of the amount (greatest to least) of the Corporation’s capital stock entitled to vote on the election of directors as disclosed in the applicable Notice. If the Permitted Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached. (e) An Eligible Stockholder must have owned (as defined below) continuously for at least three years as of the date of Notice a number of shares that represents 3% or more of the Corporation’s outstanding shares of capital stock entitled to vote in the election of directors as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Eligible Stockholder’s Notice (the “Required Shares”) as of both the date the Notice is delivered to the Corporation in accordance with this Section 6 and the record date for determining stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the annual meeting date. For purposes of satisfying the ownership requirement under this Section 6, the

- 9 - ActiveUS 184854098v.3 shares of the Corporation’s capital stock owned by one or more stockholders, or by the person or persons who own shares of the Corporation’s capital stock and on whose behalf any stockholder is acting, may be aggregated, provided that (i) the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 20, (ii) each stockholder or other person whose shares are aggregated shall have held such shares continuously for at least three years as of the date of Notice, and (iii) a group of two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer (or by a group of related employers that are under common control), or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or person for this purpose. Whenever an Eligible Stockholder consists of a group of stockholders and/or other persons, any and all requirements and obligations for an Eligible Stockholder set forth in this Section 6 must be satisfied by and as to each such stockholder or other person, except that shares may be aggregated to meet the Required Shares as provided in this Section 6. With respect to any one particular annual meeting, no stockholder or other person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 6. (f) For purposes of this Section 6, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the Corporation’s capital stock as to which the person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (B) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate. A person shall “own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on five business days’ notice and provides a

- 10 - ActiveUS 184854098v.3 representation that it will promptly recall, and promptly recalls, such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy statement, or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For purposes of this Section 6, the term “affiliate” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act. (g) An Eligible Stockholder must provide with its Notice the following in writing to the Secretary: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three- year holding period) verifying that, as of a date within seven calendar days prior to the date the Notice is received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide (A) written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date within five business days after the earlier of (x) the record date for the annual meeting if written notice of the record date was provided to the Eligible Stockholder or otherwise disclosed by press release or any filing with the SEC prior to the record date, (y) the date that a written request for updated ownership verification is provided by the Corporation to such Eligible Stockholder if the request was not so provided prior to the record date, or (z) the date that the record date was disclosed by press release or any filing with the SEC if the disclosure was not so provided prior to the record date, and (B) immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of stockholders; (ii) documentation satisfactory to the Corporation demonstrating that a group of funds qualifies to be treated as one stockholder or person for purposes of this Section 6, if applicable; (iii) a representation that the Eligible Stockholder (including each member of any group of stockholders and/or persons that together is an Eligible Stockholder hereunder) (A) intends to continue to own the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have nor will have such intent through the date of the annual meeting and will promptly notify the Secretary within no more than two business days of any change in such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 6, (D) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a Board Nominee, (E) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, and (F) has provided and will provide facts, statements and other information in all

- 11 - ActiveUS 184854098v.3 communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (iv) the written consent of each Stockholder Nominee to be named in the Corporation’s proxy statement as a nominee and to serve as a director if elected; (v) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act; (vi) the information required to be provided by Article II Section 5, as applicable; (vii) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and (viii) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Corporation’s stockholders or out of the information that the Eligible Stockholder provides to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees in connection with the Eligible Stockholder’s nomination and/or efforts to elect its Stockholder Nominee(s) pursuant to this Section 6, (C) file with the SEC any solicitation materials relating to the annual meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or whether any exemption from filing is available for such solicitation materials under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (D) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the annual meeting. (h) The Eligible Stockholder may include with its Notice, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed 500 words per Stockholder Nominee, in support of each Stockholder Nominee’s candidacy (a “Statement”). Notwithstanding anything to the contrary contained in this paragraph (h), the Corporation may omit from its proxy statement any information or Statement that it believes would violate any applicable law, rule, regulation or listing standard. (i) Each Stockholder Nominee must (i) provide within five business days of the Corporation’s request an executed agreement, in a form deemed satisfactory to the Corporation, that (A) the Stockholder Nominee has read and agrees to adhere to the Corporation’s Corporate Governance Guidelines and all other publicly disclosed Corporation policies and guidelines applicable to directors, including with regard to securities trading, (B) the Stockholder Nominee is not and will not become a party to any agreement, arrangement or understanding with, and has not

- 12 - ActiveUS 184854098v.3 given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, and (C) the Stockholder Nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification (a “Compensation Arrangement”) in connection with such person’s nomination or candidacy for director and/or service as a director that has not been disclosed to the Corporation; (ii) complete, sign and submit all questionnaires required of the Corporation’s Board of Directors within five business days of receipt of each such questionnaire from the Corporation; and (iii) provide within five business days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine whether such Stockholder Nominee meets the requirements of this Section 6 and/or the Corporation’s requirements with regard to director qualifications and policies and guidelines applicable to directors, including whether (A) such Stockholder Nominee is independent under the audit committee and compensation committee independence requirements set forth in the rules of any U.S. exchange upon which the Corporation’s capital stock is listed, the listing standards of any U.S. exchange upon which the Corporation’s capital stock is listed, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors (collectively, the “Independence Standards”), (B) such Stockholder Nominee has any direct or indirect relationship with the Corporation, and (C) such Stockholder Nominee has been subject to (1) any event specified in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) or (2) any order of the type specified in Rule 506(d) of Regulation D under the Securities Act. (j) In the event that any information or communications provided by the Eligible Stockholder or Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 6. (k) The Corporation shall not be required to include, pursuant to this Section 6, a Stockholder Nominee in its proxy statement (or, if the proxy statement has already been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation) (i) if the Eligible Stockholder who has nominated such Stockholder Nominee has nominated for election to the Board of Directors at the

- 13 - ActiveUS 184854098v.3 annual meeting any person other than pursuant to this Section 6, or has or is engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a Board Nominee, (ii) who is not independent under the Independence Standards, (iii) whose election as a member of the Board of Directors would violate or cause the Corporation to be in violation of these By- laws, the Corporation’s certificate of incorporation, the Corporation’s Corporate Governance Guidelines or other publicly disclosed document setting forth qualifications for directors, the listing standards of any U.S. exchange upon which the Corporation’s capital stock is listed, or any applicable state or federal law, rule or regulation, (iv) if the Stockholder Nominee is or becomes a party to any undisclosed Voting Commitment, (v) if the Stockholder Nominee is or becomes a party to any undisclosed Compensation Arrangement, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act, or (viii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading or shall have breached any of its or their agreements, representations, undertakings and/or obligations pursuant to this Section 6. (l) Notwithstanding anything to the contrary set forth herein, if (i) the Stockholder Nominee and/or the applicable Eligible Stockholder shall have breached its or their agreements, representations, undertakings and/or obligations pursuant to this Section 6, as determined by the Board of Directors or the person presiding at the annual meeting, or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 6, (x) the Board of Directors or the person presiding at the annual meeting shall be entitled to declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation and (y) the Corporation shall not be required to include in its proxy statement any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder. (m) Any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of stockholders but either withdraws from or becomes ineligible or unavailable for election at the annual meeting shall be ineligible to be included in the Corporation’s proxy statement as a Stockholder Nominee pursuant to this Section 6 for the next two annual meetings of stockholders following the annual meeting for which the Stockholder Nominee has been nominated for election.

- 14 - ActiveUS 184854098v.3 For purposes of this Section 6, the terms “qualified representative” and “public disclosure” shall have the same meaning as in Article II, Section 4. Section 7. Notice. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting. Section 8. Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 7 hereof shall be given to each stockholder of record entitled to notice of and to vote at the meeting. Section 9. Quorum. Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of one-third of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 8 hereof, until a quorum shall be present or represented. Section 10. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, when a quorum is present at any meeting of the stockholders, any question brought before such meeting, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation’s capital stock represented and entitled to vote thereon, voting as a single class. Other than in a Contested Election Meeting (as defined below), when a quorum is present at any meeting of the stockholders, a nominee for election as a director at such meeting shall be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (with “abstentions” and “broker non-votes” not counted as a vote “for” or “against” such nominee’s election). In a Contested Election Meeting, when a quorum is present at the meeting of the stockholders, directors shall be elected by a plurality of the votes cast by the stockholders entitled to vote on the election at such Contested Election Meeting. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. A meeting of stockholders shall be a “Contested Election Meeting” if the number of nominees for election as directors exceeds the number of directors to be elected at such meeting, as of the tenth day preceding the date of the Corporation’s first notice to stockholders of such meeting sent pursuant to Article II,

- 15 - ActiveUS 184854098v.3 Section 7 (the “Determination Date”); provided, however, that if (a) in accordance with Article II, Section 5 stockholders are entitled to nominate persons for election as a director after the otherwise applicable Determination Date or (b) in accordance with Article II, Section 6 Eligible Stockholders (as defined in Article II, Section 6) are entitled to deliver Notice (as defined in Article II, Section 6) after the otherwise applicable Determination Date, the Determination Date will instead be the later of the last day (x) on which stockholders are entitled to nominate persons for election as director or (y) Eligible Stockholders are entitled to deliver Notice. Unless otherwise provided in the Certificate of Incorporation, and subject to Article II, Section 13, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Article II, Section 9. The board of directors, in its discretion, or the chairman of the meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot. Section 11. Proxies. Each stockholder entitled to vote at a meeting of the stockholders may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority: (a) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature. (b) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram or cablegram to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such telegram or cablegram, provided that any such telegram or cablegram must either set forth or be submitted with information from which it can be determined that the telegram or cablegram was authorized by the stockholder. If it is determined that such telegrams or cablegrams are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing, telegram or cablegram authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing, telegram or cablegram for any and all purposes for which the original writing, telegram or cablegram could be used; provided, however, that such copy,

- 16 - ActiveUS 184854098v.3 facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing, telegram or cablegram. Section 12. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. Section 13. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. Section 14. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Article II, Section 12 or to vote in person or by proxy at any meeting of the stockholders. Section 15. Conduct of Meetings. The board of directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Unless otherwise proscribed by the board of directors, the Chairman of the board of directors shall preside at any stockholder meetings. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of any meeting of the stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the

- 17 - ActiveUS 184854098v.3 chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants. Section 16. Inspectors of Election. In advance of any meeting of the stockholders, the board of directors, by resolution, the Chairman, the Vice Chairman or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law. ARTICLE III DIRECTORS Section 1. Number and Election of Directors. The board of directors shall consist of such number of directors as from time to time is fixed exclusively by resolution of the board of directors. Until the election of directors at the annual meeting of stockholders to be held in 2024, the Board of Directors shall be divided into classes, with directors in each class having the terms of office specified in this Section 1. The initial division of the board of directors into classes shall be made by the decision of the affirmative vote of a majority of the entire board of directors. The term of the initial Class I directors shall terminate at the election of directors at the 2006 annual meeting; the term of the initial Class II directors shall terminate at the election of directors at the 2007 annual meeting; and the term of the initial Class III directors shall terminate at the election of directors at the 2008 annual meeting. At each succeeding annual meeting of stockholders beginning in 2006, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Notwithstanding the foregoing, commencing with the election of directors at the annual meeting scheduled to be held in 2022, the successor of each director whose term expires at such meeting shall be elected for a term expiring at the annual meeting scheduled to be held in 2023; for the election of directors at the annual meeting scheduled to be held in 2023, the successor of each director whose term expires at such meeting shall be elected for a term expiring at the annual meeting scheduled to be held in 2024; and for the election of directors at the annual meeting scheduled to be held in 2024, each director shall be elected for a term expiring at the next succeeding annual meeting. Commencing with the election of directors at the annual meeting scheduled to be held in 2024 and for the election of directors at each annual meeting thereafter, the classification of the Board of Directors shall cease, and directors shall thereupon be elected for a term expiring at the next annual meeting of stockholders.

- 18 - ActiveUS 184854098v.3 Until the election of directors at the annual meeting scheduled to be held in 2024, if the authorized number of directors is increased or decreased, any newly created or eliminated directorships resulting from such increase or decrease, shall be apportioned by the board of directors among the classes of directors, but in no case will a decrease in the authorized number of directors shorten the term of any incumbent director. Except as provided in Article III, Section 2, directors shall be elected at each annual meeting of stockholders by the vote provided in Article II, Section 10 and each director so elected shall hold office until such director’s term expires and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal from office. Directors need not be stockholders. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Section 2. Newly Created Directorships and Vacancies. Any newly created directorship on the board of directors that results from an increase in the authorized number of directors shall be filled by a majority of the board of directors then in office, provided that a quorum is present, and any vacancy occurring on the board of directors shall be filled by a majority of the board of directors then in office, even if less than a quorum, or by a sole remaining director. Until the election of directors at the annual meeting schedule to be held in 2024, a director elected to fill a newly created directorship resulting from an increase in the authorized number of directors shall hold office until the next election of the class for which such director shall have been chosen. Any director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor. Section 3. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders. Section 4. Meetings. The board of directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the board of directors may be held without notice at such time and at such place as may from time to time be determined by the board of directors. Special meetings of the board of directors may be called by (i) the Chairman of the board of directors, if there be one, (ii) the Vice Chairman of the board of directors, if there be one, (iii) the President or (iv) the board of directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by electronic transmission or telephone on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Section 5. Organization. At each meeting of the board of directors, the Chairman of the board of directors, or, in his or her absence, the Vice Chairman of the board of directors, or, in his or her absence, a director chosen by a majority of the directors present, shall act as chairman. The Secretary of the Corporation shall act as secretary at each meeting of the board of directors. In case the Secretary shall be absent from any meeting of the board of directors, an Assistant

- 19 - ActiveUS 184854098v.3 Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting. Section 6. Resignations and Removals of Directors. Any director of the Corporation may resign at any time, by giving notice in writing (or by email or facsimile transmission) to the Chairman of the board of directors, the Vice Chairman of the board of directors, the President or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, until the election of directors at the annual meeting scheduled to be held in 2024, any director or the entire board of directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least 60% of the voting power of the shares entitled to vote at an election of directors. Thereafter, any director of the Corporation may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the shares of capital stock entitled to vote at an election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directors shall be governed by the terms of the Certificate of Incorporation, applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article III unless expressly provided by such terms. Section 7. Quorum; Action of the Board. Except as otherwise required by law or the Certificate of Incorporation or these By-Laws, at all meetings of the board of directors, a majority of the entire board of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. Section 8. Actions of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all the members of the board of directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or the electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors or committee. Section 9. Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, members of the board of directors of the Corporation, or any committee thereof, may participate in a meeting of the board of directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

- 20 - ActiveUS 184854098v.3 Section 10. Committees. The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the board of directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the board of directors when required. Section 11. Chairman of the Board. The board of directors, by resolution or resolutions passed by a majority of the board, shall designate a director to the position of Chairman with such duties as shall be given such person as hereinafter provided or as may otherwise be specifically given such person by the board of directors. The Chairman may resign as Chairman at any time by giving notice in writing (or by email or facsimile transmission) of such person’s resignation to the board of directors. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, when accepted by the board of directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective. The Chairman of the board of directors shall continue as such only as long as such person remains a director and may be removed as Chairman at any time, with or without cause, by a majority of the board of directors. The Chairman will lead all meetings of the board of directors at which he or she is present. The Chairman will serve on appropriate committees as reasonably requested by the board of directors, set meeting schedules and agendas, manage information flow to the board of directors to assure appropriate understanding and discussion regarding matters of interest or concern to the board of directors. The Chairman will also have such additional powers and perform such additional duties consistent with organizing and leading the actions of the board of directors as the board of directors may from time to time prescribe. If the Chairman ceases to serve in such capacity, then the board of directors shall elect a successor Chairman. Section 12. Vice Chairman. The board of directors, by resolution or resolutions passed by a majority of the board, may designate a director to the position of Vice Chairman with such duties as shall be given such person as hereinafter provided or as may otherwise be specifically given such person by the board of directors. The Vice Chairman may resign as Vice Chairman at any time by giving notice in writing (or by email or facsimile transmission) of such person’s resignation to the board of directors. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, when accepted by the board of directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective. The Vice Chairman of the board of directors shall continue as such only as long as such person remains a director and may be removed as Vice Chairman at any time, with or without cause, by a majority of the board of directors.

- 21 - ActiveUS 184854098v.3 The Vice Chairman will serve on appropriate committees as reasonably requested by the board of directors, and, in the absence of the Chairman, set meeting schedules and agendas, manage information flow to the board of directors to assure appropriate understanding and discussion regarding matters of interest or concern to the board of directors. If the Vice Chairman ceases to serve in such capacity, then the board of directors may elect a successor Vice Chairman. If the Chairman is not present at a meeting of the stockholders or the board of directors, the Vice Chairman shall preside at such meeting. Section 13. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary for service as director, Chairman of the board of directors, Vice Chairman of the board, or chairman of a committee of the board of directors, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members. Section 14. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction. ARTICLE IV OFFICERS Section 1. General. The officers of the Corporation shall be chosen by the board of directors and shall be a President, a Chief Financial Officer, a Secretary and a Treasurer. The board of directors, in its discretion, also may choose one or more Executive Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor need such officers be directors of the Corporation.

- 22 - ActiveUS 184854098v.3 Section 2. Election. The board of directors, at its first meeting held after each annual meeting of stockholders, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer elected by the board of directors may be removed at any time by the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors. The salaries of all officers of the Corporation shall be fixed by the board of directors. Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President, any Executive Vice President, any Vice President or any other officer authorized to do so by the board of directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The board of directors may, by resolution, from time to time confer like powers upon any other person or persons. Section 4. President. The President shall, subject to the direction of the board of directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the board of directors or the President. Unless the board of directors shall otherwise designate, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these By-Laws or by the board of directors. Section 5. Chief Financial Officer. The Chief Financial Officer shall have the responsibility for the financial affairs of the Corporation and shall exercise supervisory responsibility for the performance of the duties of the Treasurer and the controller, if any, of the Corporation. The Chief Financial Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these By-Laws or by the board of directors, all in accordance with the basic policies established by and subject to the oversight of the board of directors. Section 6. Executive Vice Presidents and Vice Presidents. At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act, the Executive Vice Presidents or Vice Presidents (in the order designated by the board of directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be

- 23 - ActiveUS 184854098v.3 subject to all the restrictions upon the President. Each Executive Vice President or Vice President shall perform such other duties and have such other powers as the board of directors from time to time may prescribe. If there be no Executive Vice President or Vice President, the board of directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Section 7. Secretary. The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the board of directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the board of directors, and if there be no Assistant Secretary, then either the board of directors, the Chairman of the board, the Vice Chairman of the board or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be. Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the President, the Chairman of the board, the Vice Chairman of the board and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the board of directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation. Section 9. Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

- 24 - ActiveUS 184854098v.3 Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors, the President, any Executive Vice President, if there be one, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the board of directors, the Chairman of the Board, the Vice Chairman of the board, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation. Section 11. Other Officers. Such other officers as the board of directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the board of directors. The board of directors may delegate to any other officer of the Corporation the power to choose such other Executive Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. ARTICLE V STOCK Section 1. Stock Certificates; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation (i) by the Chairman of the board of directors, the Vice Chairman of the board of directors, or the President or an Executive Vice President or Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation that are registered in certificate form. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a notice containing the information required to be set forth or stated on certificates pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

- 25 - ActiveUS 184854098v.3 Section 3. Lost Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the board of directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate. Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made only on the books of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation. Section 5. Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. Section 6. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law. Section 7. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the board of directors.

- 26 - ActiveUS 184854098v.3 Section 8. Regulations. The issue, transfer, conversion and registration of shares of stock of the Corporation shall be governed by such other regulations as the board of directors may establish. ARTICLE VI NOTICES Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Subject to any applicable requirements of the DGCL, notice may also be given personally or by electronic transmission. Notwithstanding the foregoing, notices to members of the board of directors regarding meetings may be given in accordance with Article III, Section 4. Section 2. Waivers of Notice. Whenever any notice is required by applicable law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing or by electronic transmission, signed or given by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws. ARTICLE VII GENERAL PROVISIONS Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting of the board of directors (or any action by consent in lieu thereof in accordance with Article III, Section 8), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the board of directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the board of directors may modify or abolish any such reserve.

- 27 - ActiveUS 184854098v.3 Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate. Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the board of directors. Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. ARTICLE VIII INDEMNIFICATION Section 1. Indemnification. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors. The right to indemnification conferred by this Article VIII shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article VIII. The Corporation may, to the extent authorized from time to time by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation, these By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this Article VIII shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

- 28 - ActiveUS 184854098v.3 ARTICLE IX AMENDMENTS Section 1. Amendments. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the board of directors shall have the power to adopt, amend, alter or repeal the Corporation’s By-Laws. The affirmative vote of at least a majority of the entire board of directors shall be required to adopt, amend, alter, change or repeal the Corporation’s By-Laws. The Corporation’s By-Laws also may be adopted, amended, altered, changed or repealed by the affirmative vote of the holders of at least 60% of the voting power of the shares entitled to vote at an election of directors. Section 2. Entire Board of Directors. As used in this Article IX and in these By-Laws generally, the term “entire board of directors” means the total number of directors which the Corporation would have if there were no vacancies. * * * Originally adopted as of: February 16, 2005 Amended and restated as of: March 3, 2006 Amended and restated as of: December 19, 2007 Amended and restated as of: May 16, 2008 Amended and restated as of: November 14, 2008 Amended and restated as of: October 25, 2012 Amended and restated as of: March 12, 2014 Amended and restated as of: April 16, 2019 Last amended and restated as of: June 9, 2021